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                                                                   EXHIBIT 10.11



         THE WARRANTS REPRESENTED BY THIS AGREEMENT AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                                WARRANT AGREEMENT

                  WARRANT AGREEMENT, dated as of February 1, 1997, between THE EDISON PROJECT INC., a Delaware corporation (the "Company") and COMDISCO, INC., a Delaware corporation (the "Warrantholder"), for the purchase of Series A Convertible Exchangeable Preferred Stock of the Company.

                  WHEREAS, The Edison Project L.P. (the "Partnership") and the Warrantholder have entered into a Master Lease Agreement dated as of June 19, 1995, together with Equipment Schedule No. VL-3 and VL-4, and related Summary Equipment Schedules (collectively, the "Leases"), pursuant to which the Warrantholder has leased certain computers and related equipment to the Partnership; and

                  WHEREAS, the Partnership is a subsidiary of the Company; and

                  WHEREAS, the Company desires to grant to the Warrantholder and the Warrantholder desires to receive, in consideration for such Leases, a warrant (the "Warrant") to purchase shares of Series A Convertible Exchangeable Preferred Stock of the Company (the "Company Shares");

                  NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Leases and in consideration of mutual covenants and agreements contained herein, the Company and the Warrantholder certify and agree as follows:

Section 1.        Grant of Warrant for Company Shares; Term.

                  For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereof, to subscribe for and purchase from the Company, at a price of $1.50 per share (the "Exercise Price"), an aggregate of up to 213,333 Company Shares (the "Warrant Shares"). The Warrantholder shall have the right to purchase at the Exercise Price all or any portion (but not as to a fractional Company Share) of the Warrant Shares, at any time and from time to time after the date hereof (the "Effective Date") and on or prior to the earlier of (i) February 1, 2007, (ii) five (5) years from the effective date of the Company's first sale of Company Shares to the public pursuant to a
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registration statement under the Securities Act of 1933, as amended (the
"Securities Act"), which has been declared effective by the Securities and Exchange Commission ("SEC"), other than a registration statement on Form S-8 or any similar form (the "Initial Public Offering"), or (iii) the date on which this Warrant shall have been fully exercised (the earlier of (i), (ii) and (iii), the "Expiration Date").

Section 2.        Redemption.

         Notwithstanding anything herein to the contrary, the Company may redeem the Warrant from the Warrantholder, if and to the extent not previously exercised, upon the occurrence of any of the following events (collectively, "Redemption Events"):

                  (i) the Initial Public Offering, if the Company's underwriters request such redemption;

                  (ii) the closing of a merger or consolidation of the Company with or into another entity if the Company is not the surviving entity (a "Merger"), or

                  (iii) the sale of all or substantially all of the Company's properties and assets (a "Sale").

         Prior to any such redemption, the Company shall give the Warrantholder at least twenty (20) days prior written notice of its intent to redeem this Warrant. Such notice shall contain information with respect to the relevant Redemption Event, the date of redemption ("Redemption Date") and the redemption price (determined as set forth below), together with a description of the terms of the redemption of management options issued by the Company. The redemption price shall be the difference between the Exercise Price and (i) if the Redemption Event is a Merger or Sale, the per-share price of Company Shares in such Merger or Sale or (ii) if the Redemption Event is the Initial Public Offering, the public offering price of Company Shares, multiplied by the number of Warrant Shares the Warrantholder is then entitled to purchase hereunder. Notwithstanding the foregoing, the Warrantholder shall be entitled to exercise this Warrant subject to the terms and conditions of this Agreement at any time prior to the Redemption Date.

Section 3.        Exercise of the Warrant; Issuance of Shares.

                  (a) The rights represented by this Warrant may be exercised by the Warrantholder, in whole or in part (but not as to a fractional Company Share), at any time or from time to time prior to the Expiration Date, by tendering to the Company at The Edison Project Inc., 529 Fifth Avenue, 16th Floor, New York, NY 10175 (the Company's principal place of business), or such other address which the Company may designate by notice in writing to the Warrantholder, (i) a duly executed notice of exercise substantially in the form attached hereto as Exhibit I (the "Notice of Exercise"), specifying the number of Warrant Shares to be purchased (the "Designated Number of Shares"), (ii) this Warrant Agreement properly endorsed and

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surrendered for cancellation and (iii) payment of the Exercise Price multiplied by the Designated Number of Shares (the "Purchase Price") payable in accordance with Section 3(c) below.

                  (b) The Warrant Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Warrantholder as the record owner of such shares as of the close of business on the date on which this Warrant Agreement shall have been surrendered and payment made for such shares. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within ten (10) days after the Company's receipt of the Purchase Price. Upon any exercise hereunder, the number of Warrant Shares shall be reduced by the Designated Number of Shares and, if a balance of Warrant Shares remains after such exercise and such exercise occurred prior to the Expiration Date, the Company shall promptly and in any event within twenty-one (21) days after receipt of the Purchase Price execute and deliver to the Warrantholder a new Warrant Agreement for such balance of shares on terms and conditions identical to those contained herein, including, without limitation, the Effective Date.

                  (c) The Exercise Price may be paid at the Warrantholder's election either (i) in cash, by check or by wire transfer, (ii) by cancellation by the Warrantholder of indebtedness of the Partnership to the Warrantholder under the Leases or otherwise, or (iii) by any combination of (i) and (ii). In the event that the Warrantholder elects to pay any part of the Exercise Price pursuant to clause (ii) of the previous sentence, the date the Exercise Price shall be deemed to have been paid to the Company shall be the date the Company receives evidence of the cancellation of indebtedness representing the amount of the Purchase of the Company to the Warrantholder.

                  (d) In addition to and without limiting the rights of the Warrantholder under Section 3(a), at the Warrantholder's option, this Warrant may be exercised with respect to a Designated Number of Shares by being exchanged, in whole or in part, at any time or from time to time on or prior to the Expiration Date, for a number of Warrant Shares having an aggregate Fair Market Value (as hereinafter defined) on the date of such exercise equal to the difference between (x) the Fair Market Value of such Designated Number of Shares and (y) the Purchase Price for such Designated Number of Shares in effect at such time.

                  No payment of any cash or other consideration to the Company shall be required from the Warrantholder in connection with any exercise of this Warrant to the extent of exchange pursuant to this Section 3(d). Such exchange shall be effective upon the date of receipt by the Company from the Warrantholder of this Warrant Agreement surrendered for cancellation and the Notice of Exercise requesting that exchange be made pursuant to this Section 3(d). No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the Fair Market Value of a Warrant Share on the date of the exchange.

         "Fair Market Value" means with respect to a Warrant Share:

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                  (i)      if the exercise of this Warrant is in connection with
                           the Initial Public Offering, the "initial price to public" specified in the final prospectus with respect to the Initial Public Offering; or

                  (ii) if the exercise of this Warrant occurs after and not in connection with the Initial Public Offering:

                           (A) if the Company Shares are actively traded on a national securities exchange, the average of the closing prices over a twenty-one (21) day period ending three days before the date of this determination; or

                           (B) if the Company Shares are actively traded over-the-counter, the average of the closing bid and asked prices of the traded security quoted on the NASDAQ system (or similar system) over the twenty-one (21) day period ending three days before the date of this determination; or

                  (iii) if at any time the Company Shares are not listed on any securities exchange or quoted over-the-counter or are not actively traded, as determined in good faith by the Company's board of directors; or

                  (iv)     notwithstanding the provisions of Sections 3(d)(i),
                           (ii) and (iii), if the Company is party to a Merger or a Sale, the value that would have been received in respect of a Warrant Share had the Warrant been exercised prior to the Merger or Sale.

Section 4.        Reservation of Stock.

                  The Company shall at all times keep reserved, out of the authorized and unissued Company Shares, a number of shares sufficient to provide for the exercise of the Warrant, and the transfer agent for the Company Shares issuable upon exercise of the Warrant is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as may be necessary for such purpose. The Company agrees that all Company Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such shares, validly issued and outstanding, fully paid and nonassessable.

Section 5.        Fractional Interests.

                  The Company shall not be required to issue fractional shares of Company Shares on the exercise of the Warrant and the Company will pay the cash value (based on the Exercise Price then in effect) of any fractional shares otherwise issuable.

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Section 6.        No Voting Rights.

                  This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the Warrantholder's exercise of the Warrant.

Section 7.        Registry.

                  The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

Section 8.        Adjustments to Warrant Shares; Notices.

                  (a)      Adjustment for Change in Capital Stock.

                  If the Company:

                  (i) subdivides the outstanding Company Shares into a greater number of shares;

                  (ii) combines the outstanding Company Shares into a smaller number of shares; or

                  (iii) issues any shares of its capital stock by reclassification of Company Shares;

         then the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such action shall be proportionately adjusted so that the Warrantholder may receive the aggregate number and kind of shares of capital stock of the Company that the Warrantholder would have owned immediately following such action if the Warrant had been exercised immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) Notices. In the event (i) that the Company declares any distribution upon Company Shares, whether in cash, property, stock or other securities, (ii) that the Company offers for subscription pro rata to holders of Company Shares any additional equity interests in the Company, (iii) of a Merger or Sale, or (iv) of any voluntary or involuntary dissolution, liquidation or winding up of the Company (each, a "Dissolution Event"); then, in connection with each such event, the Company shall provide the Warrantholder:

                  (i) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which holders shall be entitled thereto) or for determining rights to vote in respect of such Merger, Sale or Dissolution Event; and

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                  (ii) in the case of a Merger, Sale or Dissolution Event, at least twenty (20) days prior written notice of occurrence thereof (and specifying the date on which the holders of Company Shares shall be entitled to exchange their Company Shares or other securities for securities or other property deliverable upon such Merger, Sale or Dissolution Event).

                  Each such written notice shall set forth, in reasonable detail
(i) any increase or decrease in the number of Warrant Shares pursuant to this
Section 8 together with the calculation of such adjustment and (ii) the number of Warrant Shares or other securities subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder at the address as shown on the books of the Company.

                  (c) Timely Notice. Failure to timely provide such notice required by Section 8(b) above shall entitle the Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by the Warrantholder. The notice period shall begin on the date of the Warrantholder's receipt of the notice provided as specified in Section 8(b).

Section 9. Representations, Warranties and Covenants of the Company and the Partnership.

                  The Company hereby represents, warrants and covenants to the Warrantholder that as of April 15, 1997:

                  (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and carry on its business as now conducted and proposed to be conducted. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite partnership power and authority to own, lease and operate its properties and assets and carry on its business as now conducted and proposed to be conducted. Each of the Company and the Partnership is duly qualified to transact business and is in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business, properties, prospects or financial condition.

                  (b) Due Authority. The execution and delivery by the Partnership of the Leases and by the Company of this Agreement and the performance of all obligations of the Partnership thereunder and the Company hereunder, including the grant to the Warrantholder of the Warrant, have been duly authorized by all necessary action on the part of the Company and the Leases and this Warrant Agreement are not inconsistent with the Partnership Agreement or the Company's Amended and Restated Articles of Incorporation and By-Laws, do not contravene in any material respect any law or governmental rule, regulation or order applicable to the Partnership or the Company, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Partnership or the Company is a party or by which either is bound, and the Leases and this Agreement constitute legal, valid and binding agreements of the Partnership and the Company, respectively, enforceable in accordance with their respective terms. The Company agrees to execute and issue the necessary share certificates or other documents upon the exercise of the Warrant.

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                  (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement.

                  (d) Litigation. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company or the Partnership, threatened against or affecting the Company or the Partnership in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Partnership to perform its obligations under the Leases or the Company to perform its obligations under this Agreement.

                  (e) Subsidiaries or Affiliates. Other than the Partnership (of which the Company is the general partner) and Sprout Edison Project, Inc. (of which the Company is the sole stockholder), the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity. The Partnership has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

                  (f) Financial Statements. The Company has delivered to the Warrantholder the Partnership's audited financial statements for Fiscal Year 1996 (the "Financial Statements").

                  The Company shall deliver to the Warrantholder any and all financial statements which the Company delivers to all holders of Company Shares.

                  (g) Contingent and Absolute Liabilities. Except as disclosed in the Financial Statements and for obligations incurred in the ordinary course of business of the Partnership, neither the Partnership nor the Company has any material liabilities or obligations, absolute or contingent, which would result in a material adverse effect to the Partnership or the Company, as the case may be.

                  (h) Insurance. The Partnership has in full force and effect insurance policies, with extended coverage, insuring the Partnership and its property and business against such losses and risks, and in such amounts, as are customary for entities engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

                  (i) Other Commitments to Register Securities. Except as set forth in this Agreement and disclosed on Schedule 9(i), the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Securities Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

                  (j) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Company Shares to the Warrantholder upon exercise of the Warrant will constitute a transaction exempt from (i) the registration

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
requirements of Section 5 of the Securities Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of any applicable state securities laws.

                  (k) Compliance with Rule 144. From and after the date that the Company shall have publicly traded securities, at the written request of the Warrantholder proposing to sell the Company Shares in compliance with Rule 144 promulgated by the SEC under the Securities Act, the Company shall furnish to the Warrantholder, within ten business days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the SEC as set forth in such Rule as then in effect.

                  (l) No Events of Default, Material Contracts. All material contracts, agreements and instruments to which the Company or the Partnership is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Company or the Partnership, as the case may be, in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies and no event of default.

                  (m) Brokers' Fees. Neither the Company nor the Partnership has incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated thereby.

                  (n) Taxes. (i) Each of the Company and the Partnership has filed all material tax returns and reports as required by law, (ii) such returns and reports were true and correct in all material respects when filed, and (iii) the Partnership has withheld or collected from each payment made to its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes, required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

                  (o) Issued Securities. All issued and outstanding shares of Company Shares or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding Company Shares and other securities of the Company were issued in full compliance with all federal and state securities laws. In addition:

                  (i) The authorized capital stock of the Company consists of
(A) 60,000,005 shares of Series A Common Stock, of which 6,214,704 shares are issued and outstanding, (B) one share of Series B Common Stock, of which one share is issued and outstanding, (C) one share of Series C Common Stock, of which one share is issued and outstanding, (D) one share of Series D Common Stock, of which one share is issued and outstanding, (E) one share of Series E Common Stock, of which one share is issued and outstanding, (F) one share of Series F Common Stock, of which one share is issued and outstanding, and (G) 50,000,000 shares of preferred stock, of which 31,304,536 shares are issued and outstanding and are convertible into 31,304,536 shares of Series A Common Stock.

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                  (ii) The Company has reserved 7,811,800 Company Shares for issuance with respect to the options set forth on Schedule 9(o).1 hereto. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or securities of the Company other than in respect of "Second Closing Shares" as set forth on Schedule 9(o).2 hereto.

Section 10.       Representations, Warranties and Covenants of the
                  Warrantholder.

                  The Warrantholder hereby represents, warrants and covenants to the Company:

                  (a) Investment Purpose. Neither the Warrant nor the Company Shares or other securities issuable upon exercise of the Warrant will be acquired with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same.

                  (b) Private Issue. The Warrantholder understands (i) that the Company Shares are not registered under the Securities Act or qualified under any applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

                  (c) Disposition of the Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire the Company Shares unless and until the Warrantholder shall have provided the Company with (i) written notice of the proposed disposition, and (ii) if requested by the Company, an opinion of counsel (which counsel may be inside counsel to the Warrantholder) satisfactory to the Company and the Company's counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken or (B) an exemption from the registration requirements of the Securities Act and any state law is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights hereunder on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any securities when (1) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (3) a letter shall have been issued to the Warrantholder at the request of the Warrantholder by the staff of the SEC or a ruling shall have been issued to the Warrantholder at its request by the SEC stating that no action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of any securities issuable hereunder then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new Warrant Agreements.

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
                  (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

                  (e) Risk of No Registration. The Warrantholder understands that the Company Shares have not been reviewed or approved by the SEC or any similar body not registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and, as of the date of execution of this Warrant, the Company has no obligation to so register the Company Shares, and if the Company does not register with the SEC pursuant to Section 12 or Section 15(d) of the 1934 Act, or file reports pursuant to Section 13 of the 1934 Act, or if a registration statement covering the securities under the Securities Act is not in effect when it desires to sell (i) the rights to purchase the Company Shares (or other securities) pursuant to this Warrant Agreement, or (ii) the Company Shares (or other securities into which the Warrant Shares are convertible) issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period.

                  (f) Confidential Information. The Warrantholder will not use or divulge any non-public information provided by or developed for the Warrantholder in connection with this Agreement ("Company Proprietary Information") whether or not this Agreement remains in effect, except as may be required by law.

Section 11.       Legend; Transfers.

                  (a) It is understood that the Company will cause to be placed upon certificates for shares of Company Shares issued upon the exercise hereof, a legend referring to the conditions contained in this Warrant applicable to the disposition of such shares.

                  Such legend shall read substantially as follows:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and the transfer of such shares is subject to the conditions specified in the Warrant Agreement dated as of February 1, 1997 between The Edison Project Inc. (the "Company") and Comdisco, Inc., and no transfer of such shares shall be valid or effective until such conditions have been fulfilled with respect to such transfer. A copy of such Warrant Agreement will be furnished by the Company to the holder of this certificate upon written request."

                  (b) Transfers Generally. Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as
Exhibit II (the "Transfer Notice") and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

                  (c) Exchange of Warrant Agreement Upon a Transfer. On surrender of this Warrant Agreement for exchange, properly endorsed and subject to the limitations on

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
assignments and transfers and contained in this Section 11, the Company shall issue to or on the order of the Warrantholder a new Warrant Agreement(s), in the name of the Warrantholder or as the Warrantholder may direct, for the number of Warrant Shares issuable upon exercise hereof in accordance with the provisions of Section 3(b) hereof.

Section 12.       Registration Rights.

                  Upon exercise of this Warrant Agreement, the Warrantholder shall be entitled to "piggy-back" rights similar to those granted to other holders of Company Shares.

Section 13.       Issue Tax.

                  The issuance of certificates for Company Shares upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issuance or stamp tax in respect thereof, provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

Section 14.       Miscellaneous.

                  (a) Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

                  (b) Successors and Assigns. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

                  (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of New York.

                  (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement.

                  (f) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail, or upon confirmed facsimile transmission addressed as set forth below, or at such other address as any such party may subsequently designate by written notice to the other party:

                  (i) to the Warrantholder:

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
                           Comdisco, Inc.
                           6111 North River Road
                           Rosemont, Illinois 60018
                           Attention: Venture Leasing Department, cc: Legal Department
                           Facsimile: (847) 518-5088

                  (ii)     to the Company:

                           The Edison Project Inc.
                           c/o WSI Inc.
                           366 NationsBank Center
                           550 Main Street
                           Knoxville, Tennessee 37902
                           Attn: Laura Eshbaugh
                           Facsimile:  (423) 546-1090

                           with copies to:

                           The Edison Project L.P.
                           529 Fifth Avenue
                           16th Floor
                           New York, New York 10175
                           Attention:  Michael Finnerty
                           Facsimile: (212) 309-1604

                           and to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York 10038
                           Attn: John F. Fritts, Esq.
                           Facsimile: (212) 504-6666

                  (g) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party would not have an adequate remedy at law and where damages will not be readily ascertainable. Each of the Company and the Warrantholder expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Warrant, or the Company, as the case may be, requiring specific performance of any or all provisions hereof or enjoining the Warrantholder or the Company, as the case may be, from continuing to commit any such breach of this Agreement.

                  (h) No Impairment of Rights. The Company will not, by amendment of the Company's Amended and Restated Articles of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

                  (i) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Agreement shall survive the execution and delivery of this Warrant Agreement and shall be binding upon the parties hereto until the Expiration Date.

                  (j) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

                  (k) Amendments. This Warrant Agreement may be amended only in writing signed by the Company and the Warrantholder.

                  (l) Business Days. In the event that the Warrantholder's rights hereunder would otherwise terminate on a Saturday, Sunday or other day which is a legal or bank holiday in the State of Illinois and/or the State of New York, then the Warrantholder's rights hereunder shall continue until the next succeeding business day.

                  (m) Lost, Stolen, Destroyed or Mutilated Warrants. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company will issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of reasonable indemnity satisfactory to the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed as of the date first above written.

                                         THE EDISON PROJECT INC.

                                         By:  /s/  Laura Eshbaugh
                                         --------------------------------
                                            Name:  Laura Eshbaugh
                                            Title: President

                                         COMDISCO, INC.

                                         By:  /s/  James P. Labe
                                         -----------------------------------
                                            Name:  James P. Labe
                                            Title: President

                                                   Comdisco Ventures Division

                                                                       EXHIBIT I

                               NOTICE OF EXERCISE

TO:  THE EDISON PROJECT INC.                                  DATED:____________

(1) The undersigned hereby elects to purchase ______________ shares (the "Warrant Shares") of Series A Convertible Exchangeable Preferred Stock of The Edison Project Inc. (the "Company Shares") pursuant to the terms of the Warrant Agreement dated as of February 1, 1997 (the "Warrant Agreement") between The Edison Project Inc. (the "Company") and Comdisco, Inc. (the "Warrantholder"), and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any ($____________).

(2) In exercising its rights to purchase the Warrant Shares, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section __ of the Warrant Agreement.

(3) By exercising its rights to purchase the Warrant Shares, the undersigned agrees to execute and deliver such additional documents as the Company may reasonably request in connection with the issuance to the undersigned of the Warrant Shares.

(4) Please issue a replacement Warrant Agreement representing the Warrantholder's right to purchase ______ Company Shares, based upon the original grant of the right to purchase 213,333 Company Shares, as adjusted to date.

(5) The undersigned desires to have the provisions of Section 3(d) of the Warrant Agreement apply to the exercise hereunder. Yes ___ No ___

         Note:    Item (5) above is to elect cashless exercise by exchange.

                                                     [_________________________]



                                                       By: _____________________
                                                       Name:
                                                       Address:

                                                       WARRANTHOLDER:
                                                       COMDISCO, INC.

                                                       By: _____________________
                                                       Name:
                                                       Title:

                                                                      EXHIBIT II

                                 TRANSFER NOTICE

             (To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase Warrant Shares.)

         FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

--------------------------------------------------------------------------------
                                 (Please Print)

whose address is _______________________________________________________________

                 _______________________________________________________________


                       Dated ___________________________________________________

                       Holder's Signature ______________________________________

                       Holder's Address ________________________________________

                       _________________________________________________________


                       Signature Guaranteed:  __________________________________

   NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.

                                  SCHEDULE 9(i)

         1. Obligation of the Company to register equity obtained by WSI Inc. ("WSI") or its assignees upon exercise of options granted to WSI pursuant to the Management Agreement between WSI and the Partnership dated as of March 14, 1995.

         2. Obligation of the Company to register equity held by (i) WSI, WPA Investment L.P., WEG L.P., WEG II L.P., or WEG III L.P., acting together, (ii) Sprout Capital VI, L.P., Sprout CEO Fund, L.P., Sprout Capital VII, L.P. or DLJ Capital Corporation (Delaware), acting together, and (iii) J.W. Childs Investments L.L.C., upon request of any such party in certain circumstances.

         3. Obligation of the Company to register equity held by Blue Rock Capital, L.P., Benno C. Schmidt, Sr., John R. Schmidt, Joel E. Smilow, John W. Childs, Richmont Leeds Education Company L.L.C., or John C. Reid, or any of the parties set forth in paragraph 2 above upon exercise of such party's "piggy-back" rights in connection with a registration by the Company.

         4. Obligation of the Company to register equity obtained by Lessor upon exercise of warrants granted to Lessor pursuant to the Warrant Agreement between the Partnership and the Lessor dated as of July 5, 1995 and the Warrant Agreement between the Partnership and the Lessor dated as of January 1, 1996.

                                 SCHEDULE 9(o).1

                             THE EDISON PROJECT INC.

                           SHARE OPTIONS AS OF 4/14/97

                                                                                                      Total
                                                                           Share                    Exercise
                                              # Shares                     Price                      Price
                                      --------------------------      -----------------     --------------------------
Employee Option Plan:

      Executives                               2,659,840    *                $ 1.25                  $ 3,324,800

      General Employees                          461,360    *                $ 1.25                      576,700

      Unissued but Reserved for                  651,980                        TBD                          TBD
      Employees

      Former Executives                          226,820                     $ 1.00                      226,820
                                      --------------------------                            --------------------------

Total Employee Options                         4,000,000                                               4,128,320

Performance Option Pool                        1,250,000    *                $ 1.50                    1,875,000

Comdisco A                                       225,000                     $ 1.00                      225,000

Comdisco B                                       136,800                     $ 1.25                      171,000

Dillon Read                                      200,000                     $ 0.25                       50,000

WSI A                                          1,000,000    *                $10.00                   10,000,000

WSI B                                          1,000,000    *                $20.00                   20,000,000
                                      --------------------------                            --------------------------

TOTAL                                          7,811,800                                             $36,449,320

*Subject to relevant vesting provisions.